        Exhibit 99.1

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Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

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October 26, 2020    GERMAN AMERICAN BANCORP, INC. (GABC) REPORTS THIRD QUARTER 2020 EARNINGS

Jasper, Indiana: October 26, 2020 -- German American Bancorp, Inc. (Nasdaq: GABC) reported third quarter earnings of $14.6 million, or $0.55 per share, for the quarter ending on September 30, 2020. The third quarter 2020 performance was an increase of approximately 12%, on a per share basis, compared to third quarter 2019 net income of $13.1 million, or $0.49 per share. The current quarterly earnings also represented an increase of approximately 2%, on a per share basis, as compared to second quarter 2020 net income of $14.3 million, or $0.54 per share.

Relative to the year-over-year comparison, third quarter 2020 earnings were positively impacted by a $1.2 million increase in non-interest income and a $2.5 million decrease in non-interest expenses. Partially offsetting this $3.7 million positive operating earnings impact was a $1.7 million increase in the current quarter’s provision for credit losses, which primarily enhanced the level of the Company’s allowance for credit losses in response to developments related to the COVID-19 pandemic and its potential future economic impact.

End-of-period loans, as of September 30, 2020, were approximately $3.2 billion, which represented an increase of $164 million, or approximately 5%, from end of period loans as of September 30, 2019. This comparison is inclusive of PPP loans of $342 million, net of fees, as of September 30, 2020. Total deposits at September 30, 2020 of approximately $4.0 billion increased by $548 million, or approximately 16%, relative to third quarter 2019 end-of-period total deposits. Approximately 65% of the deposit growth during the year-over-year current quarter comparison occurred within the extremely valuable non-interest bearing demand deposit category.

Commenting on the Company’s third quarter performance, Mark A. Schroeder, German American’s Chairman & CEO, stated, "In the face of an extremely difficult environment, we’re pleased to be able to report another period of very solid profitability during the third quarter of 2020, producing $14.6 million, or $0.55 per share, in earnings for the quarter, which was inclusive of a $4.5 million provision for credit losses. This level of profitability represented a 12% increase over third quarter 2019 earnings and is reflected in third quarter 2020 end of period tangible book value per share of $17.82, which increased by 11% from 2019 third quarter end of period tangible book value of $16.09 per share.”

Schroeder continued, “The current environment of extremely low general market interest rates makes it very difficult to drive growth of net interest income. Additionally, it’s prudent to continue to enhance the level of our allowance for credit losses until the future economic impact of the pandemic is more readily determinable. In spite of these headwinds, we were, nevertheless, able to generate very strong 12% year-

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over-year quarterly earnings improvement by focusing on the growth of multiple sources of non-interest income and solid control of nearly every category of operating expenses. As always, we’re extremely grateful to our clients for their continued business and loyalty, as well as to our entire team of financial professionals for their unwavering dedication to our clients, communities, and shareholders.”

The Company also announced its Board of Directors declared a regular quarterly cash dividend of $0.19 per share, which will be payable on November 20, 2020 to shareholders of record as of November 10, 2020.

COVID-19 Pandemic Loan Information

The Company is participating in the Paycheck Protection Program (“PPP”) for loans provided through the Small Business Administration (“SBA”), as established under the Coronavirus Aid, Relief and Economic Security Act (the "CARES Act"). Under this program, the Company has lent funds primarily to its existing loan and/or deposit customers, based on a pre-determined SBA-developed formula, intended to incentivize small business owners to retain their employees. These loans carry a customer interest rate of 1.00% plus a processing fee that varies depending on the balance of the loan at origination and have a two-year or five-year maturity, depending on when the loan was made. The vast majority of the Company's PPP loans have two-year maturities. As of September 30, 2020, the Company had approximately $351.3 million outstanding, on 3,070 PPP loan relationships, under this program. The net processing fees related to the PPP, which are estimated to total approximately $12.0 million, are being recognized over the life of the loans. As of September 30, 2020, $9.5 million of such fees remain deferred.

In response to requests from borrowers who have experienced pandemic-related business or personal cash flow interruptions, and in accordance with recently issued regulatory guidance, the Company has made short-term loan modifications involving both interest only and full payment deferrals. As of September 30, 2020 the following active payment modifications are still in effect. These payment modifications are significantly reduced from the level of active modifications as of June 30, 2020.

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Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

3 of 16

Type of Loans (dollars in thousands)	Number of Loans	Outstanding Balance	% of Loan Category (Excludes PPP Loans) As of 9/30/2020 As of 6/30/2020

Commercial & Industrial Loans	24	$6,154	1.2%	10.8%
Commercial Real Estate Loans	44	82,986	5.7%	15.3%
Agricultural Loans	—	—	—%	0.3%
Consumer Loans	1	3	n/m (1)	0.4%
Residential Mortgage Loans	12	1,275	0.5%	8.2%
Total	81	$90,418	3.1%	10.4%
(1) n/m = not meaningful

The Company tracks lending exposure by industry classification to determine potential risk associated with industry concentrations, if any, that could lead to additional credit loss exposure. As a result of the COVID-19 pandemic, the Company has initially identified loan segments that could represent a potentially higher level of credit risk, as many of these customers may have incurred a significant negative impact to their businesses as a result of governmental stay-at-home orders and travel restrictions. At September 30, 2020, the Company had the following exposure to these potentially sensitive COVID-19 identified loan segments:

Industry Segment (dollars in thousands)	Number of Loans	Outstanding Balance	% of Total Loans (excludes PPP Loans)	% of Industry Segment Under Deferral

Lodging / Hotels	49	$133,063	4.6%	39.1%
Student Housing	105	92,224	3.2%	—%
Retail Shopping / Strip Centers	64	92,996	3.2%	17.5%
Restaurants	189	49,402	1.7%	8.6%

Balance Sheet Highlights

Total assets for the Company totaled $4.853 billion at September 30, 2020, representing an increase of $1.8 million, or less than 1% on an annualized basis, compared with June 30, 2020 and an increase of $496.9 million, or 11%, compared with September 30, 2019. The increase in total assets during the third quarter of 2020 compared with September 30, 2019 has been impacted by the Company's participation in the PPP and by significant growth of deposits during the period (primarily in the second quarter of 2020).

September 30, 2020 total loans decreased $45.7 million, or 6% on an annualized basis, compared with June 30, 2020 and increased $164.5 million, or 5%, compared with September 30, 2019. The decline in total

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Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
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(812) 482-1314

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loans was impacted by continued elevated pay-offs within the commercial real estate loan portfolio, reduced line utilization within the commercial loan portfolio, and continued pay-downs in the Company's residential loan portfolio related to the current interest rate environment. The increase in outstanding loans as of September 30, 2020 compared to a year ago was attributable to PPP loans , which were partially mitigated by declines across each segment of the Company's portfolio.

PPP loans totaled $351.3 million ($341.8 million net of deferred fees) at September 30, 2020 compared with $349.5 million in PPP loans ($338.7 million net of deferred fees) at June 30, 2020.

End of Period Loan Balances	9/30/2020	6/30/2020	9/30/2019
(dollars in thousands)

Commercial & Industrial Loans	$839,022	$852,416	$579,152
Commercial Real Estate Loans	1,453,280	1,473,234	1,477,204
Agricultural Loans	376,215	373,483	386,685
Consumer Loans	294,276	291,555	305,027
Residential Mortgage Loans	262,439	280,246	312,674
	$3,225,232	$3,270,934	$3,060,742

The Company’s allowance for credit losses totaled $46.8 million at September 30, 2020 compared to $42.4 million at June 30, 2020 and $15.9 million at September 30, 2019. The allowance for credit losses represented 1.45% of period-end loans at September 30, 2020 compared with 1.30% of period-end loans at June 30, 2020 and 0.52% of period-end loans at September 30, 2019.

The Company adopted ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326) ("CECL") on January 1, 2020. As a result, the Company recognized a one-time cumulative adjustment to the allowance for credit losses of $15.7 million. The increase was primarily related to the Company's acquired loan portfolio which totaled approximately $851.1 million at the time of adoption. The increase included $6.9 million in non-accretable credit marks allocated to purchased credit deteriorated loans which were grossed up between loans and the allowance for credit losses. Under the CECL model, certain acquired loans continue to carry a fair value discount as well as an allowance for credit losses. As of September 30, 2020, the Company held net discounts on acquired loans of $8.6 million.

The allowance for credit losses increased during the quarter ended September 30, 2020, as a result of the Company recording a $4.5 million provision for credit losses while recording net charge-offs of approximately $163,000. This followed an increase in the allowance for credit losses during the quarter ended June 30, 2020, that resulted from the Company recording a $5.9 million provision for credit losses

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Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

5 of 16
while recording net charge-offs of approximately $110,000. The provision for credit losses was elevated in the second and third quarters of 2020 primarily due to the developments during 2020 related to the COVID-19 pandemic and the resulting impact on the economic assumptions used in the CECL model.

Non-performing assets totaled $23.3 million at September 30, 2020 compared to $19.6 million at June 30, 2020 and $14.1 million at September 30, 2019. Non-performing assets represented 0.48% of total assets at September 30, 2020, 0.40% at June 30, 2020, and 0.32% at September 30, 2019. Non-performing loans totaled $22.9 million at September 30, 2020 compared to $19.1 million at June 30, 2020 and $13.5 million at September 30, 2019. Non-performing loans represented 0.71% of total loans at September 30, 2020 compared to 0.59% at June 30, 2020 and 0.44% at September 30, 2019. The increase in the level of non-performing assets and non-performing loans at September 30, 2020 compared with June 30, 2020 was primarily attributable to a single commercial real estate credit in the lodging industry. The increase in the level of non-performing assets and non-performing loans at September 30, 2020 compared with September 30, 2019 was largely attributable to the previously discussed commercial real estate relationship and the gross-up of purchased credit deteriorated loans upon the adoption of the CECL standard during 2020.

Non-performing Assets
(dollars in thousands)
	9/30/2020	6/30/2020	9/30/2019
Non-Accrual Loans	$22,878	$16,183	$13,512
Past Due Loans (90 days or more)	—	2,948	—
Total Non-Performing Loans	22,878	19,131	13,512
Other Real Estate	425	425	625
Total Non-Performing Assets	$23,303	$19,556	$14,137

Restructured Loans	$113	$114	$117

September 30, 2020 total deposits remained stable, increasing $241,000, compared to June 30, 2020 and increased $548.4 million, or 16%, compared with September 30, 2019. While the overall level of deposits did not change significantly as of September 30, 2020 compared with June 30, 2020, the mix of the deposit portfolio did adjust during the third quarter of 2020. Non-interest bearing deposit accounts increased $45.9 million, or 16% on annualized basis and interest bearing demand, savings and money market accounts increased $11.7 million, or 2% on an annualized basis, while time deposits declined $57.4 million, or 40% on an annualized basis. The increase in total deposits at September 30, 2020 compared with September 30, 2019 was impacted by participation in the PPP and inflows of customer deposits during the second quarter of 2020.

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Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

6 of 16

End of Period Deposit Balances	9/30/2020	6/30/2020	9/30/2019
(dollars in thousands)

Non-interest-bearing Demand Deposits	$1,185,814	$1,139,928	$827,259
IB Demand, Savings, and MMDA Accounts	2,278,826	2,267,092	1,910,395
Time Deposits < $100,000	272,530	293,059	323,746
Time Deposits > $100,000	242,504	279,354	369,886
	$3,979,674	$3,979,433	$3,431,286

Results of Operations Highlights – Quarter ended September 30, 2020

Net income for the quarter ended September 30, 2020 totaled $14,593,000, or $0.55 per share, an increase of 2% on a per share basis compared with the second quarter 2020 net income of $14,255,000, or $0.54 per share, and an increase of 12% on a per share basis compared with the third quarter 2019 net income of $13,064,000, or $0.49 per share.

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Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

7 of 16

Summary Average Balance Sheet
(Tax-equivalent basis / dollars in thousands)
	Quarter Ended			Quarter Ended			Quarter Ended
	September 30, 2020			June 30, 2020			September 30, 2019

	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate
Assets
Federal Funds Sold and Other
Short-term Investments	$197,203	$45	0.09%	$239,164	$84	0.14%	$31,230	$163	2.07%
Securities	1,021,111	6,369	2.49%	897,193	6,087	2.71%	870,369	6,472	2.97%
Loans and Leases	3,260,435	36,612	4.47%	3,253,169	38,154	4.71%	3,076,931	41,008	5.29%
Total Interest Earning Assets	$4,478,749	$43,026	3.83%	$4,389,526	$44,325	4.06%	$3,978,530	$47,643	4.76%

Liabilities
Demand Deposit Accounts	$1,144,685			$1,074,739			$797,337
IB Demand, Savings, and
MMDA Accounts	$2,279,517	$813	0.14%	$2,220,549	$1,535	0.28%	$1,946,219	$3,189	0.65%
Time Deposits	540,248	1,679	1.24%	586,179	2,208	1.51%	725,347	3,210	1.75%
FHLB Advances and Other Borrowings	212,859	1,233	2.30%	227,562	1,339	2.37%	286,587	1,934	2.68%
Total Interest-Bearing Liabilities	$3,032,624	$3,725	0.49%	$3,034,290	$5,082	0.67%	$2,958,153	$8,333	1.12%

Cost of Funds			0.33%			0.47%			0.83%
Net Interest Income		$39,301			$39,243			$39,310
Net Interest Margin			3.50%			3.59%			3.93%

During the third quarter of 2020, net interest income totaled $38,388,000, a decline of $71,000, or less than 1%, compared to the second quarter of 2020 net interest income of $38,459,000 and a decline of $190,000, or less than 1%, compared to the third quarter of 2019 net interest income of $38,578,000.

The relative stability in net interest income during the third quarter of 2020 compared with the second quarter of 2020 and the third quarter of 2019 was largely attributable to an increased level of average earning assets driven by participation in the PPP and a larger investment portfolio driven by significant deposit growth during the second quarter of 2020. The average balance of PPP loans during the third quarter of 2020 was $351 million while net fees recognized through interest income on these loans totaled $1.5 million, compared with the second quarter of 2020 average balance on PPP loans of approximately $276 million while the net fees recognized through interest income on those loans totaled approximately

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Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
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$1.1 million. Also contributing to the relatively stable net interest income was a significantly reduced cost of funds and a corresponding decline in the interest cost of interest bearing liabilities.

The tax equivalent net interest margin for the quarter ended September 30, 2020 was 3.50% compared with 3.59% in the second quarter of 2020 and 3.93% in the third quarter of 2019. The lower net interest margin during the third quarter of 2020 compared with the second quarter of 2020 was primarily attributable to a lower level of accretion on acquired loans. Lower market interest rates continue to negatively impact earning asset yields, but these declines have been largely mitigated by a lower cost of funds. The Company has continued to carry excess liquidity on the balance sheet that resulted from significant deposit growth during the second quarter of 2020 and continued muted loan growth. The decline in the tax equivalent net interest margin during the third quarter of 2020 compared with the third quarter of 2019 was attributable to lower market interest rates, excess liquidity on the balance sheet, the 1% interest rate applicable to the PPP loans and a lower level of accretion on acquired loans. Accretion of loan discounts on acquired loans contributed approximately 11 basis points to the net interest margin on an annualized basis in the third quarter of 2020, 19 basis points in the second quarter of 2020 and 20 basis points in the third quarter of 2019.

During the quarter ended September 30, 2020, the Company recorded a provision for credit losses of $4,500,000 compared with a provision for credit losses of $5,900,000 in the second quarter of 2020 and compared with a provision for loan losses of $2,800,000 during the third quarter of 2019. The level of provision for credit losses in both the third quarter of 2020 and the second quarter of 2020 was primarily due to the developments related to the COVID-19 pandemic and the resulting impact on the economic assumptions used in the CECL model.

Net charge-offs totaled $163,000 or 2 basis points on an annualized basis of average loans outstanding during the third quarter of 2020, compared with $110,000 or 1 basis point on an annualized basis of average loans during the second quarter of 2020 and compared with $3,170,000 or 41 basis points of average loans during the third quarter of 2019.

During the quarter ended September 30, 2020, non-interest income totaled $13,279,000, an increase of $856,000, or 7%, compared with the second quarter of 2020 and an increase of $1,223,000, or 10%, compared with the third quarter of 2019.

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Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

9 of 16

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Income	9/30/2020	6/30/2020	9/30/2019
(dollars in thousands)

Trust and Investment Product Fees	$1,957	$1,867	$1,885
Service Charges on Deposit Accounts	1,773	1,365	2,395
Insurance Revenues	1,989	1,830	1,883
Company Owned Life Insurance	355	356	364
Interchange Fee Income	2,795	2,476	2,538
Other Operating Income	942	882	1,029
Subtotal	9,811	8,776	10,094
Net Gains on Loans	2,861	2,654	1,649
Net Gains on Securities	607	993	313
Total Non-interest Income	$13,279	$12,423	$12,056

Service charges on deposit accounts increased $408,000, or 30%, during the third quarter of 2020 compared with the second quarter of 2020 and declined $622,000, or 26%, compared with the third quarter of 2019. The increase during the third quarter of 2020 compared with the second quarter of 2020 was largely related to improved economic activity in the third quarter of 2020 compared with the second quarter of 2020 and a corresponding change in deposit customer activity as a result of COVID-19 restrictions being loosened in various states. The decline during the third quarter of 2020 compared with the third quarter of 2019 was largely related to the economic impacts of the COVID-19 pandemic and resulting change in deposit customer activity.

Interchange fee income increased $319,000, or 13%, during the quarter ended September 30, 2020 compared with the second quarter of 2020 and increased $257,000, or 10%, compared with the third quarter of 2019. The increased level of fees during the third quarter of 2020 compared with both the second quarter of 2020 and the third quarter of 2019 was due to increased card utilization by customers.

Net gains on sales of loans increased $207,000, or 8%, during the third quarter of 2020 compared with the second quarter of 2020 and increased $1,212,000, or 74%, compared with the third quarter of 2019. The increase during the third quarter of 2020 compared with both the second quarter of 2020 and the third quarter of 2019 was generally attributable to a higher sales volume and higher pricing levels on loans sold. Loan sales totaled $83.5 million during the third quarter of 2020, compared with $79.7 million during the second quarter of 2020 and $60.4 million during the third quarter of 2019.

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Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

10 of 16

The Company realized $607,000 in gains on sales of securities during the third quarter of 2020 compared with $993,000 during the second quarter of 2020 and $313,000 during the third quarter of 2019. The sales of securities in all periods was done as part of modest shifts in the allocations within the securities portfolio.

During the quarter ended September 30, 2020, non-interest expense totaled $29,420,000, an increase of $1,332,000, or 5%, compared with the second quarter of 2020, and a decline of $2,541,000, or 8%, compared with the third quarter of 2019. The third quarter of 2019 non-interest expense included $2,258,000 in acquisition related expenses related to the acquisition of Citizens First Corporation on July 1, 2019.

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Expense	9/30/2020	6/30/2020	9/30/2019
(dollars in thousands)

Salaries and Employee Benefits	$17,409	$15,882	$17,579
Occupancy, Furniture and Equipment Expense	3,362	3,481	3,751
FDIC Premiums	326	123	—
Data Processing Fees	1,693	1,763	2,860
Professional Fees	875	1,082	1,324
Advertising and Promotion	708	882	1,054
Intangible Amortization	860	909	1,064
Other Operating Expenses	4,187	3,966	4,329
Total Non-interest Expense	$29,420	$28,088	$31,961

Salaries and benefits increased $1,527,000, or 10%, during the quarter ended September 30, 2020 compared with the second quarter of 2020 and declined $170,000, or 1%, compared with the third quarter of 2019. The increase in salaries and benefits during the third quarter of 2020 compared with the second quarter of 2020 was primarily attributable to higher incentive plan costs and higher costs related to health insurance benefits during the third quarter of 2020, and the deferral of a portion of salary costs related to the origination of PPP loans during the second quarter of 2020. The decline in salaries and benefits during the third quarter of 2020 compared with the third quarter of 2019 was primarily attributable to acquisition related expenses of $695,000 during the third quarter of 2019.

Occupancy, furniture and equipment expense declined $119,000, or 3%, during the third quarter of 2020 compared with the second quarter of 2020 and declined $389,000, or 10%, compared to the third quarter of

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Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

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2019. The decline during the third quarter of 2020 compared with the third quarter of 2019 was primarily due to the consolidation of three branch office facilities during 2020 and the timing of expenses for normal repairs and maintenance across the Company's branch office network.

FDIC premiums increased $203,000, or 165%, during the third quarter of 2020 compared with the second quarter of 2020 and increased $326,000, or 100%, compared with the third quarter of 2019. The change during the third quarter of 2020 to both comparative periods was related to credits received from the FDIC during the second quarter of 2020 and third quarter of 2019. There were no credits received during the third quarter of 2020. The credits received were due to the reserve ratio of the deposit insurance fund exceeding the FDIC targeted levels.

Data processing fees declined $70,000, or 4%, in the third quarter of 2020 compared with the second quarter of 2020 and declined $1,167,000, or 41%, compared with the third quarter of 2019. The decline in the third quarter of 2020 compared with the third quarter of 2019 was primarily attributable to acquisition related expenses of $999,000 during the third quarter of 2019.

Professional fees declined $207,000, or 19%, in the third quarter of 2020 compared with the second quarter of 2020 and declined $449,000, or 34%, compared with the third quarter of 2019. The decline in the third quarter of 2020 compared with the second quarter of 2020 was largely attributable to the timing of certain professional services that occurred during the second quarter of 2020 that did not recur in the third quarter of 2020. The decline in the third quarter of 2020 compared with the third quarter of 2019 was primarily attributable to acquisition related expenses of $401,000 during the third quarter of 2019.

Advertising and promotion expense declined $174,000, or 20%, in the third quarter of 2020 compared with the second quarter of 2020 and declined $346,000, or 33%, compared with the third quarter of 2019. The decline in the third quarter of 2020 compared with the second quarter of 2020 was largely related to the donation of a former branch facility in the second quarter of 2020. The decline in the third quarter of 2020 compared with the third quarter of 2019 was largely attributable to a decline in advertising expense due in part to the COVID-19 pandemic.

Other operating expenses increased $221,000, or 6%, during the third quarter of 2020 compared with the second quarter of 2020 and declined $142,000, or 3%, compared with the third quarter of 2019. The increase during the third quarter of 2020 compared with the second quarter of 2020 was primarily attributable to the write-down of a former office facility of the Company which totaled $311,000 during the third quarter of 2020.

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Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

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About German American

German American Bancorp, Inc. is a Nasdaq-traded (symbol: GABC) financial holding company based in Jasper, Indiana. German American, through its banking subsidiary German American Bank, operates 73 banking offices in 20 contiguous southern Indiana counties and eight counties in Kentucky. The Company also owns an investment brokerage subsidiary (German American Investment Services, Inc.) and a full line property and casualty insurance agency (German American Insurance, Inc.).

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Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

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Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Actual results and experience could differ materially from the anticipated results or other expectations expressed or implied by these forward-looking statements as a result of a number of factors, including but not limited to, those discussed in this press release. Factors that could cause actual experience to differ from the expectations expressed or implied in this press release include the unknown future direction of interest rates and the timing and magnitude of any changes in interest rates; changes in competitive conditions; the introduction, withdrawal, success and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies; changes in customer borrowing, repayment, investment and deposit practices; changes in fiscal, monetary and tax policies; changes in financial and capital markets; potential deterioration in general economic conditions, either nationally or locally, resulting in, among other things, credit quality deterioration; the severity and duration of the COVID-19 pandemic and its impact on general economic and financial market conditions and our business, results of operations and financial condition; our participation in the Paycheck Protection Program administered by the Small Business Administration; capital management activities, including possible future sales of new securities, or possible repurchases or redemptions by the Company of outstanding debt or equity securities; risks of expansion through acquisitions and mergers, such as unexpected credit quality problems of the acquired loans or other assets, unexpected attrition of the customer base of the acquired institution or branches, and difficulties in integration of the acquired operations; factors driving impairment charges on investments; the impact, extent and timing of technological changes; potential cyber-attacks, information security breaches and other criminal activities; litigation liabilities, including related costs, expenses, settlements and judgments, or the outcome of matters before regulatory agencies, whether pending or commencing in the future; actions of the Federal Reserve Board; changes in accounting principles and interpretations; potential increases of federal deposit insurance premium expense, and possible future special assessments of FDIC premiums, either industry wide or specific to the Company’s banking subsidiary; actions of the regulatory authorities under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") and the Federal Deposit Insurance Act and other possible legislative and regulatory actions and reforms; impacts resulting from possible amendments or revisions to the Dodd-Frank Act and the regulations promulgated thereunder, or to Consumer Financial Protection Bureau rules and regulations; the continued availability of earnings and excess capital sufficient for the lawful and prudent declaration and payment of cash dividends; and other risk factors expressly identified in the Company’s filings with the United States Securities and Exchange Commission. Such statements reflect our views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements. It is intended that these forward-looking statements speak only as of the date they are made. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Balance Sheets

	September 30, 2020	June 30, 2020	September 30, 2019
ASSETS
Cash and Due from Banks	$56,706	$53,081	$64,791
Short-term Investments	194,476	227,275	26,328
Investment Securities	1,037,263	962,623	849,798

Loans Held-for-Sale	27,993	21,756	19,156

Loans, Net of Unearned Income	3,221,127	3,266,347	3,056,907
Allowance for Credit Losses	(46,768)	(42,431)	(15,869)
Net Loans	3,174,359	3,223,916	3,041,038

Stock in FHLB and Other Restricted Stock	13,168	13,368	13,968
Premises and Equipment	96,682	96,748	98,754
Goodwill and Other Intangible Assets	131,783	132,676	133,818
Other Assets	120,400	119,608	108,231
TOTAL ASSETS	$4,852,830	$4,851,051	$4,355,882

LIABILITIES
Non-interest-bearing Demand Deposits	$1,185,814	$1,139,928	$827,259
Interest-bearing Demand, Savings, and Money Market Accounts	2,278,826	2,267,092	1,910,395
Time Deposits	515,034	572,413	693,632
Total Deposits	3,979,674	3,979,433	3,431,286

Borrowings	214,544	219,700	316,687
Other Liabilities	54,631	57,244	44,982
TOTAL LIABILITIES	4,248,849	4,256,377	3,792,955

SHAREHOLDERS' EQUITY
Common Stock and Surplus	300,659	300,514	305,270
Retained Earnings	272,579	263,011	241,801
Accumulated Other Comprehensive Income	30,743	31,149	15,856
SHAREHOLDERS' EQUITY	603,981	594,674	562,927

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$4,852,830	$4,851,051	$4,355,882

END OF PERIOD SHARES OUTSTANDING	26,492,866	26,497,291	26,662,078

TANGIBLE BOOK VALUE PER SHARE (1)	$17.82	$17.44	$16.09

(1) Tangible Book Value per Share is defined as Total Shareholders' Equity less Goodwill and Other Intangible Assets divided by End of Period Shares Outstanding.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Statements of Income

	Three Months Ended			Nine Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
INTEREST INCOME
Interest and Fees on Loans	$36,543	$38,080	$40,921	$112,481	$111,086
Interest on Short-term Investments	45	84	163	287	389
Interest and Dividends on Investment Securities	5,525	5,377	5,827	16,457	17,661
TOTAL INTEREST INCOME	42,113	43,541	46,911	129,225	129,136

INTEREST EXPENSE
Interest on Deposits	2,492	3,743	6,399	11,892	17,574
Interest on Borrowings	1,233	1,339	1,934	4,230	5,752
TOTAL INTEREST EXPENSE	3,725	5,082	8,333	16,122	23,326

NET INTEREST INCOME	38,388	38,459	38,578	113,103	105,810
Provision for Credit Losses	4,500	5,900	2,800	15,550	3,725
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	33,888	32,559	35,778	97,553	102,085

NON-INTEREST INCOME
Net Gain on Sales of Loans	2,861	2,654	1,649	7,378	3,660
Net Gain on Securities	607	993	313	2,190	984
Other Non-interest Income	9,811	8,776	10,094	30,215	29,579
TOTAL NON-INTEREST INCOME	13,279	12,423	12,056	39,783	34,223

NON-INTEREST EXPENSE
Salaries and Benefits	17,409	15,882	17,579	50,691	46,740
Other Non-interest Expenses	12,011	12,206	14,382	37,145	37,598
TOTAL NON-INTEREST EXPENSE	29,420	28,088	31,961	87,836	84,338

Income before Income Taxes	17,747	16,894	15,873	49,500	51,970
Income Tax Expense	3,154	2,639	2,809	8,180	8,568

NET INCOME	$14,593	$14,255	$13,064	$41,320	$43,402

BASIC EARNINGS PER SHARE	$0.55	$0.54	$0.49	$1.56	$1.70
DILUTED EARNINGS PER SHARE	$0.55	$0.54	$0.49	$1.56	$1.70

WEIGHTED AVERAGE SHARES OUTSTANDING	26,497,398	26,502,731	26,643,064	26,554,369	25,541,843
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	26,497,398	26,502,731	26,643,064	26,554,369	25,541,843

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

		Three Months Ended			Nine Months Ended
		September 30,	June 30,	September 30,	September 30,	September 30,
		2020	2020	2019	2020	2019
EARNINGS PERFORMANCE RATIOS
	Annualized Return on Average Assets	1.21%	1.20%	1.20%	1.19%	1.43%
	Annualized Return on Average Equity	9.68%	9.71%	9.37%	9.35%	11.52%
	Annualized Return on Average Tangible Equity (1)	12.40%	12.53%	12.36%	12.08%	15.14%
	Net Interest Margin	3.50%	3.59%	3.93%	3.60%	3.89%
	Efficiency Ratio (2)	55.95%	54.36%	62.22%	56.55%	59.31%
	Net Overhead Expense to Average Earning Assets (3)	1.44%	1.43%	2.00%	1.50%	1.80%

ASSET QUALITY RATIOS
	Annualized Net Charge-offs to Average Loans	0.02%	0.01%	0.41%	0.03%	0.17%
	Allowance for Credit Losses to Period End Loans	1.45%	1.30%	0.52%
	Non-performing Assets to Period End Assets	0.48%	0.40%	0.32%
	Non-performing Loans to Period End Loans	0.71%	0.59%	0.44%
	Loans 30-89 Days Past Due to Period End Loans	0.20%	0.23%	0.30%

SELECTED BALANCE SHEET & OTHER FINANCIAL DATA
	Average Assets	$4,834,954	$4,751,772	$4,355,111	$4,641,563	$4,051,884
	Average Earning Assets	$4,478,749	$4,389,526	$3,978,530	$4,281,831	$3,712,930
	Average Total Loans	$3,260,435	$3,253,169	$3,076,931	$3,191,254	$2,840,435
	Average Demand Deposits	$1,144,685	$1,074,739	$797,337	$1,022,885	$735,097
	Average Interest Bearing Liabilities	$3,032,624	$3,034,290	$2,958,153	$2,978,430	$2,781,279
	Average Equity	$603,155	$587,472	$557,447	$588,925	$502,532

	Period End Non-performing Assets (4)	$23,303	$19,556	$14,137
	Period End Non-performing Loans (5)	$22,878	$19,131	$13,512
	Period End Loans 30-89 Days Past Due (6)	$6,523	$7,554	$9,054

	Tax Equivalent Net Interest Income	$39,301	$39,243	$39,310	$115,528	$107,964
	Net Charge-offs during Period	$163	$110	$3,170	$714	$3,679

(1)	Average Tangible Equity is defined as Average Equity less Average Goodwill and Other Intangibles.
(2)	Efficiency Ratio is defined as Non-interest Expense divided by the sum of Net Interest Income, on a tax equivalent basis, and Non-interest Income.
(3)	Net Overhead Expense is defined as Total Non-interest Expense less Total Non-interest Income.
(4)	Non-performing assets are defined as Non-accrual Loans, Loans Past Due 90 days or more, and Other Real Estate Owned.
(5)	Non-performing loans are defined as Non-accrual Loans and Loans Past Due 90 days or more.
(6)	Loans 30-89 days past due and still accruing.